Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Capstone Therapeutics Corp. (formerly OrthoLogic Corp.) (a development stage company) of our report dated March 21, 2012, relating to the financial statements of Capstone Therapeutics Corp. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) included in this Annual Report (Form 10-K) for the year ended December 31, 2011:

(1) Registration Statement (Form S-8 No. 333-134980) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan
(2) Registration Statement (Form S-8 No. 333-123086) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(3) Registration Statement (Form S-8 No. 333-87334) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(4) Registration Statement (Form S-8 No. 033-79010) pertaining to OrthoLogic Corp.’s Stock Option Plan
(5) Registration Statement (Form S-8 No. 333-01268) pertaining to OrthoLogic Corp.’s Stock Option Plan
(6) Registration Statement (Form S-8 No. 333-35507) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(7) Registration Statement (Form S-8 No. 333-09785) pertaining to OrthoLogic Corp.’s Stock Option Plan
(8) Registration Statement (Form S-8 No. 333-159238) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan

/s/ Moss Adams LLP

Scottsdale, Arizona
March 21, 2012